UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2013

Naked Brand Group Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52381	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 – 34346 Manufacturers Way, Abbotsford, BC V2S 7M1
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 877.592.4767

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2013 we appointed Christopher Heyn as a director of our company for a one (1) year term.

Mr. Heyn is currently Chief Executive Officer and Chairman of Summit Golf Brands and has extensive experience in the apparel merchandizing industry, including experience as Chief Operating Officer and Managing Director of D.C. Management Group, President of Nautica Sportswear and Nautica Jeans Company and Nautical Apparel, Inc., and Senior Vice President of the National Basketball Association’s Global Merchandising Group.

Family Relationships

No family relationships exist between any of our directors or executive officers.

Certain Related Transactions and Relationships

We have not been party to any transaction with Mr. Heyn since the beginning of our last fiscal year, or any currently proposed transaction with Mr. Heyn in which we were or will be a participant and where the amount involved exceeds $120,000, and in which Mr. Heyn had or will have a direct or indirect material interest.

Item 3.02.	Unregistered Sales of Equity Securities.

In connection with Mr. Heyn’s appointment as a director, we have agreed to issue him 75,000 shares of our common stock every three months for an aggregate of 300,000 shares over the term. We intend on issuing all 300,000 shares of our common stock relying on exemptions from registration provided by Section 4(2) and/or Regulation D of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1 Press release dated September 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.

By:

“Alex McAulay”
Alex McAulay
Chief Financial Officer and Director

Date: September 24, 2013